UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, adopted by the Securities and Exchange Commission (the “SEC”) on May 21, 2020 (“Article 11”). The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions (collectively, the “Transactions”):
a.On March 8, 2021, Apollo Global Management, Inc. (“AGM”), Athene Holding Ltd. (“AHL”), Tango Holdings, Inc. (“HoldCo”), Blue Merger Sub, Ltd., a Bermuda exempted company and a direct subsidiary of HoldCo (“AHL Merger Sub”), and Green Merger Sub, Inc., a Delaware corporation and a direct subsidiary of HoldCo (“AGM Merger Sub”), entered into the merger agreement. The mergers closed on January 1, 2022 and subsequently at the closing of the merger, HoldCo was renamed “Apollo Global Management, Inc.” and AGM was renamed “Apollo Asset Management, Inc.”. The total purchase price for the transaction was approximately $13,050 million, subject to certain adjustments upon finalization of the purchase price accounting analysis. The total purchase price excludes the fair value of AHL shares previously owned by AGM and other adjustments of $4,560 million. The mergers and all related transactions, which closed on January 1, 2022, included (a) the acquisition of AHL's investments in AGM funds, which resulted in the consolidation of additional variable interest entities and (b) the elimination of intercompany activity and balances between AGM and AHL. After giving effect to the mergers and all related transactions, AGM and AHL became subsidiaries of HoldCo.
b.On March 9, 2021, AGM entered into a binding governance term sheet with its former managing partners pursuant to which it agreed, among other things, to convert its corporate structure to a single class of common stock with one vote per share through a series of transactions (the “Corporate Recapitalization”). The Corporate Recapitalization was implemented in connection with the closing of the mergers and resulted in the recapitalization of AGM from an umbrella partnership C corporation (“Up-C”) structure to a C corporation with a single class of common stock with one vote per share.
The following unaudited pro forma condensed combined financial information of AGM and AHL is presented to illustrate the estimated effects of the Transactions as described below (collectively, “Adjustments” or “Transaction Accounting Adjustments”). The term “AGM” as used herein refers to (a) for historical financial information, Apollo Global Management, Inc. which was renamed “Apollo Asset Management Inc.” upon the consummation of the mergers and (b) for pro forma financial information, Tango Holdings, Inc. which was renamed “Apollo Global Management, Inc.” upon the consummation of the mergers.
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 combines the historical consolidated statements of operations of AGM and the consolidated statement of income of AHL, after giving effect to the Transactions as if they had occurred on January 1, 2021. The unaudited pro forma condensed combined statement of financial condition as of December 31, 2021, combines the historical consolidated statement of financial condition of AGM and the consolidated balance sheet of AHL, after giving effect to the Transactions as if they had occurred on December 31, 2021. We refer to the unaudited pro forma condensed combined statement of operations and unaudited pro forma condensed combined statement of financial condition as the “pro forma financial information.”
The pro forma financial information should be read in conjunction with the accompanying notes. In addition, the pro forma financial information is derived from, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes of AGM and AHL:
•the audited consolidated financial statements of AGM as of and for the fiscal year ended December 31, 2021, and the related notes included in AGM’s Annual Report on Form 10-K for the year ended December 31, 2021; and
•the audited consolidated financial statements of AHL as of and for the fiscal year ended December 31, 2021, and the related notes included in AHL’s Annual Report on Form 10-K for the year ended December 31, 2021.
The mergers are treated as a business combination under Accounting Standards Codification 805, Business combinations “ASC 805,” and are accounted for using the acquisition method of accounting under GAAP. The pro forma financial information has been prepared on the basis that AGM is the accounting acquirer with AHL being the target.
The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what AGM’s combined statement of financial condition and combined statement of operations actually would have been had the Transactions and Adjustments been completed as of the dates indicated or will be for any future periods. The pro forma financial information does not purport to project the future financial position or results of operations of AGM following the completion of the Transactions.

The pro forma financial information reflects Adjustments that management believes are necessary to present fairly AGM’s pro forma financial position and results of operations following the closing of the Transactions as of and for the periods indicated. The Adjustments are based on currently available information and assumptions that management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of Adjustments necessary to reflect AGM’s financial condition and the results of operations as if AGM completed the Transactions on December 31, 2021 and January 1, 2021, respectively. These Adjustments were based on preliminary estimates and may be different from the acquisition accounting that will be made by AGM in the future, and these differences could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2021
(in millions)

	Historical		Transaction Accounting Adjustments
			AOG Conversion		Consolidation / Eliminations		Transaction Accounting		Pro Forma Combined
	AGM	AHL		Notes		Notes		Notes
Assets:
Asset Management
Cash and cash equivalents	$917	$—	$—		$—		$—		$917
Restricted cash	708	—	—		—		—		708
U.S. Treasury securities, at fair value	1,687	—	—		—		—		1,687
Investments	9,666	—	—		(4,564)	7(I,M)	—		5,102
Assets of consolidated variable interest entities	15,452	—	—		3,770	7(M)	—		19,222
Incentive fees receivable	4	—	—		—		—		4
Due from related parties	490	—	—		(130)	7(J,M)	—		360
Deferred tax assets, net	424	—	(248)	4	—		497	7(L)	673
Other assets	1,037	—	—		—		—		1,037
Goodwill	117	—	—		—		—		117
	30,502	—	(248)		(924)		497		29,827

Retirement Services
Investments	—	177,567	—		(2,047)	7(M)	458	7(A)	175,978
Cash and cash equivalents	—	9,633	—		(277)	7(M)	—		9,356
Restricted cash	—	796	—		—		—		796
Investments in related parties	—	34,946	—		(10,615)	7(I,M)	154	7(A)	24,485
Assets of consolidated variable interest entities	—	—	—		5,853	7(M)	112	7(A)	5,965
Accrued investment income	—	968	—		(31)	7(M)	—		937
Reinsurance recoverable	—	4,594	—		—		374	7(D)	4,968
Deferred acquisition costs, deferred sales inducements and value of business acquired	—	5,362	—		—		(815)	7(B)	4,547
Other assets	—	1,283	—		153	7(M,N)	3,564	7(C,F)	5,000
Goodwill	—	—	—		103	7(O,M)	4,067	7(O)	4,170
	—	235,149	—		(6,861)		7,914		236,202
Total Assets	$30,502	$235,149	$(248)		$(7,785)		$8,411		$266,029

Liabilities, Redeemable non-controlling interests and Equity
Asset Management
Due to related parties	$1,222		$—		$—		$—		$1,222
Debt	3,134		—		—		—		3,134
Liabilities of consolidated variable interest entities	11,335		—		(1,343)	7(M)	—		9,992
Accounts payable, accrued expenses and other liabilities	2,847		—		(5)	7(M)	13	7(H)	2,855
	18,538	—	—		(1,348)		13		17,203

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2021
(in millions)

Retirement Services
Interest sensitive contract liabilities	—	156,325	—		—		3,923	7(D)	160,248
Future policy benefits	—	42,488	—		—		4,642	7(D)	47,130
Other policy claims and benefits	—	138	—		—		—		138
Dividends payable to policyholders	—	101	—		—		—		101
Liabilities of consolidated variable interest entities	—	—	—		1,562	7(M)	—		1,562
Long-term debt	—	2,964	—		—		331	7(E)	3,295
Derivative liabilities	—	472	—		(12)	7(M)	—		460
Payables for collateral on derivatives and securities to repurchase	—	7,044	—		—		—		7,044
Funds withheld liability	—	439	—		—		—		439
Other liabilities	—	2,997	—		(461)	7(J,M)	(1,243)	7(F,H)	1,293
	—	212,968	—		1,089		7,653		221,710
Total Liabilities	18,538	212,968	—		(259)		7,666		238,913

Commitments and Contingencies

Redeemable non-controlling interests	1,770	—	—		—		—		1,770

Equity
Preferred Stock	554	—	—		(554)	7(K)	—		—
Common Stock	—	—	—		—		—		—
Additional paid in capital	2,096	6,667	2,343	4	(9,266)	7(I,K,N)	13,609	7(H)	15,449
Retained earnings	1,144	11,033	—		—		(10,556)	7(H)	1,621
Accumulated other comprehensive (loss) income	(5)	2,430	—		—		(2,430)	7(H)	(5)
Total Stockholders’ Equity	3,789	20,130	2,343		(9,820)		623		17,065
Non-Controlling Interests in consolidated entities	3,814	2,051	—		(926)	7(M)	122	7(G)	5,061
Non-Controlling Interests attributable to preferred stockholders	—	—	—		3,220	7(K)	—		3,220
Non-Controlling Interests in Apollo Operating Group	2,591	—	(2,591)	4	—		—		—
Total Equity	10,194	22,181	(248)		(7,526)		745		25,346
Total Liabilities, Redeemable non-controlling interests and Equity	$30,502	$235,149	$(248)		$(7,785)		$8,411		$266,029
See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Information”.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in millions, except per share data)

	Historical		Transaction Accounting Adjustments
			Consolidation / Eliminations		Transaction Accounting		Pro Forma Combined
	AGM	AHL		Notes		Notes
Revenues:
Asset Management
Management fees	$1,921	$—	$(562)	8(A,L)	$—		$1,359
Advisory and transaction fees, net	302	—	—		—		302
Investment income:
Performance allocations	3,050	—	(14)	8(L)	—		3,036
Principal investment income	649	—	—		—		649
Total investment income	3,699	—	(14)		—		3,685
Incentive fees	29	—	(4)	8(A)			25
	5,951	—	(580)		—		5,371
Retirement Services
Premiums	—	14,262	—		—		14,262
Product charges	—	621	—		—		621
Net investment income	—	7,177	(838)	8(B,L)	(480)	8(F)	5,859
Investment related gains (losses)	—	4,188	(48)	8(L)	—		4,140
Net gains from investment activities of consolidated variable interest entities	—	—	200	8(L)	—		200
Other revenues	—	72	—		—		72
	—	26,320	(686)		(480)		25,154
Total Revenues	5,951	26,320	(1,266)		(480)		30,525

Expenses:
Asset Management
Compensation and benefits	3,493	—	(4)	8(L)	—		3,489
Interest expense	139	—	—		—		139
General, administrative and other	482	—	—		13	8(J)	495
	4,114	—	(4)		13		4,123
Retirement Services
Interest sensitive contract benefits	—	4,442	—		(557)	8(G)	3,885
Amortization of deferred sales inducements	—	198	—		(198)	8(H)	—
Future policy and other policy benefits	—	15,734	—		(303)	8(G)	15,431
Amortization of deferred acquisition costs and value of business acquired	—	632	—		(143)	8(H)	489
Dividends to policyholders	—	27	—		—		27
Policy and other operating expenses	—	1,101	—		77	8(I)	1,178
	—	22,134	—		(1,124)		21,010
Total Expenses	4,114	22,134	(4)		(1,111)		25,133

Other Income (Loss) - Asset Management
Net gains (losses) from investment activities	2,611	—	(2,605)	8(C)	—		6
Net gains from investment activities of consolidated variable interest entities	557	—	549	8(L)	—		1,106

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in millions, except per share data)

Interest income	4	—	—		—		4
Other income (loss), net	(147)	—	—		—		(147)
Total Other Income (Loss) - Asset Management	3,025	—	(2,056)		—		969

Income before income tax provision	4,862	4,186	(3,318)		631		6,361
Income tax provision	(594)	(386)	334	8(D)	(674)	8(D)	(1,320)
Net income (loss)	4,268	3,800	(2,984)		(43)		5,041
Net (income) loss attributable to Non-Controlling Interests	(2,429)	59	1,683	8(E,L)	(110)	8(K)	(797)
Net Income Attributable to Apollo Global Management, Inc.	1,839	3,859	(1,301)		(153)		4,244
Preferred Stock Dividends	(37)	(141)	178		—		—
Net Income Attributable to Apollo Global Management, Inc. Common Stockholders	$1,802	$3,718	$(1,123)		$(153)		$4,244

Net Income Attributable to Apollo Global Management, Inc. Per Share of Common Stock
Basic - Class A	$7.32	$19.40				8(M)	$7.06
Diluted - Class A	$7.32	$18.71				8(M)	$7.06

Weighted Average Shares of Common Stock Outstanding
Basic - Class A	236.5	191.6				8(M)	586.1
Diluted - Class A	236.5	198.7				8(M)	586.1
See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Information”.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
1. Description of Transactions
On March 8, 2021, AGM entered into the merger agreement with AHL, HoldCo, and the Merger Subs. The total purchase price is established at $13,050 million as of December 31, 2021, which remains subject to certain adjustments upon finalization of the purchase price accounting analysis. The purchase price excludes the fair value of AHL Common Shares (as defined below) previously owned by AGM and other adjustments of $4,560 million as of December 31, 2021.
Effective as of 1:00 a.m. Eastern Time on January 1, 2022 (the “AGM Merger Effective Time”), AGM Merger Sub merged with and into AGM (the “AGM Merger”), with AGM continuing as a subsidiary of HoldCo. Effective as of 1:01 a.m. Eastern Time on January 1, 2022 (the “AHL Merger Effective Time”), AHL Merger Sub merged with and into AHL, with AHL continuing as a subsidiary of HoldCo. In connection with the closing of the mergers, HoldCo was renamed “Apollo Global Management, Inc.” and AGM was renamed “Apollo Asset Management, Inc.”
At the AHL Merger Effective Time, each issued and outstanding Class A common share, par value $0.001 per share, of AHL (each, an “AHL Common Share”) (other than AHL Common Shares held (a) by AHL as treasury shares or (b) by AHL Merger Sub, the Apollo Operating Group or the respective direct or indirect wholly-owned subsidiaries of AHL or the Apollo Operating Group), was converted automatically into the right to receive 1.149 duly authorized, validly issued, fully paid and nonassessable HoldCo Shares and any cash paid in lieu of fractional HoldCo Shares. No fractional HoldCo Shares were issued in connection with the AHL Merger, and AHL’s shareholders received cash in lieu of any fractional HoldCo Shares. At the AGM Merger Effective Time, each issued and outstanding Class A common share of AGM (each, an “AGM Class A Share”) (other than AGM Class A Shares held (a) by AGM as treasury shares or (b) by AGM Merger Sub or any direct or indirect wholly-owned subsidiary of AGM) was converted automatically into the right to receive one HoldCo Share.
Concurrently with the closing of the Mergers, each then outstanding AOG unit, other than those held indirectly by AGM and those held indirectly by AHL, were exchanged into one Holdco Share. Following the closing of the Mergers, the AOG units held by subsidiaries of AHL were distributed to Holdco. Additionally, prior to the closing of the Mergers, each of the sole outstanding Class B common share of AGM and the sole outstanding Class C common share of AGM was exchanged for 10 AGM Class A Shares, which were subsequently exchanged into 10 HoldCo Shares in the AGM Merger.
Following the AGM Merger, each of the issued and outstanding shares of 6.375% Series A preferred stock of AGM and 6.375% Series B preferred stock of AGM (together, the “AGM Preferred Shares”) remains issued and outstanding as preferred stock of AGM. These shares of preferred stock are entitled to the same dividend and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitation and restrictions set forth in the certificates of designations relating to the respective series of AGM Preferred Shares immediately prior to the effective time of the AGM Merger..
Following the AHL Merger, each of the issued and outstanding AHL depository shares, each representing a 1/1000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Share, Series A, a 5.625% Fixed Rate Perpetual Non-Cumulative Preference Share, Series B, a 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Share, Series C and a 4.875% Fixed Rate Perpetual Non-Cumulative Preference Share, Series D (together, the “AHL Preferred Shares”) under applicable Bermuda law automatically became an equivalent preferred share of AHL, the surviving company in the AHL Merger. These preferred shares are entitled to the same dividend and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in the certificates of designations relating to the respective series of AHL Preferred Shares immediately prior to the effective time of the AHL Merger..
As provided in the Merger Agreement, at the AGM Merger Effective Time:
•each outstanding option to acquire AGM Class A Shares (an “AGM Option”), whether vested or unvested, was converted into an option to purchase a number of HoldCo Shares (an “HoldCo Option”) equal to the number of AGM Class A Shares subject to such AGM Option immediately prior to the effective time of the AGM Merger, with an exercise price equal to the exercise price of such AGM Option. Each such HoldCo Option is otherwise subject to the same terms and conditions as were applicable under the related AGM Option immediately prior to the effective time of the AGM Merger (including, for the avoidance of doubt, the ability to satisfy any required withholding obligations upon vesting and settlement of such HoldCo Options through net settlement);

•each outstanding award of restricted (including transfer-restricted) AGM Class A Shares (an “AGM RSA”) that is subject solely to time-based vesting requirements and not performance-based vesting requirements (an “AGM Fixed RSA”) and each outstanding AGM RSA that is not an AGM Fixed RSA (an “AGM Performance RSA”) was converted into a number of restricted HoldCo Shares (“HoldCo RSAs”) equal to the number of AGM Class A Shares subject to such AGM RSA immediately prior to the effective time of the AGM Merger. Each such HoldCo RSA is otherwise subject to the same terms and conditions as were applicable under the related AGM RSA immediately prior to the effective time of the AGM Merger (including with respect to any dividends accrued thereunder, any performance-based vesting requirements applicable to an AGM Performance RSA immediately prior to the effective time of the AGM Merger, and the ability to satisfy any required withholding obligations upon vesting and settlement of such HoldCo RSAs through net settlement); and
•each outstanding right to obtain the value of an AGM Class A Share (either in the form of an AGM Class A Share, cash, other property or a combination thereof) (an “AGM RSU”) that is subject solely to time-based vesting requirements and not performance-based vesting requirements (an “AGM Fixed RSU”) and each AGM RSU that is not an AGM Fixed RSU (an “AGM Performance RSU”) was converted into a restricted share unit with respect to a number of HoldCo Shares (“HoldCo RSUs”) equal to the number of AGM Class A Shares subject to such AGM RSU immediately prior to the effective time of the AGM Merger. Each such HoldCo RSU is otherwise subject to the same terms and conditions as were applicable under the related AGM RSU immediately prior to the effective time of the AGM Merger (including with respect to any dividend equivalents accrued thereunder, any performance-based vesting requirements applicable to an AGM Performance RSA immediately prior to the effective time of the AGM Merger, and the ability to satisfy any required withholding obligations upon vesting and settlement of such HoldCo RSUs through net settlement).
As provided in the Merger Agreement, at the AHL Merger Effective Time:
•each outstanding option to acquire AHL Shares (an “AHL Option”), whether vested or unvested, was converted into a number of HoldCo Options (rounded down to the nearest whole HoldCo Share) equal to the product of (i) the exchange ratio of 1.149 multiplied by (ii) the number of AHL Shares subject to such AHL Option immediately prior to the effective time of the AHL Merger (rounded down to the nearest whole share), with an exercise price equal to the quotient of (x) the exercise price of such AHL Option divided by (y) the exchange ratio of 1.149 (rounded up to the nearest whole cent). Each such HoldCo Option is otherwise subject to the same terms and conditions as were applicable under the related AHL Option immediately prior to the effective time of the AHL Merger (including with respect to the ability to satisfy any required withholding obligations upon vesting and settlement of such HoldCo Options through net settlement, and any accelerated vesting in connection with a termination of service);
•each outstanding award of restricted AHL Shares (an “AHL RSA”) that is subject solely to time-based vesting requirements and not performance-based vesting requirements (an “AHL Fixed RSA”), except for AHL Fixed RSAs held by a non-employee director of AHL, and each AHL RSA that is not an AHL Fixed RSA (an “AHL Variable RSA”), was converted into a number of HoldCo RSAs (rounded down to the nearest whole HoldCo Share) equal to (i) the exchange ratio of 1.149 multiplied by (ii) the number of AHL Common Shares subject to such AHL RSA immediately prior to the effective time of the AHL Merger; provided, that in the case of any AHL Variable RSA, (A) for purposes of clause (ii) above, the number of AHL Common Shares in respect of such AHL Variable RSA immediately prior to the effective time of the AHL Merger will be based on the applicable target level of performance and (B) the HoldCo RSAs will be subject only to the time vesting conditions that applied to the AHL Variable RSA and will vest at the end of the applicable performance period. Each such HoldCo RSA is otherwise subject to the same terms and conditions as were applicable under the related AHL RSA immediately prior to the effective time of the AHL Merger (including with respect to the ability to satisfy any required withholding obligations upon vesting and settlement of such HoldCo RSAs through net settlement, any dividends accrued thereunder, and any accelerated vesting in connection with a termination of service);
•each outstanding right to obtain the value of an AHL Share (either in the form of an AHL Share, cash, other property or a combination thereof) (an “AHL RSU”) that is subject solely to time-based vesting requirements and not performance-based vesting requirements (an “AHL Fixed RSU”) and each AHL RSU that is not an AHL Fixed RSU (an “AHL Variable RSU”), was converted into a number of HoldCo RSUs (rounded down to the nearest whole HoldCo Share) equal to (i) the exchange ratio of 1.149 multiplied by (ii) the number of AHL Common Shares subject to such AHL RSU immediately prior to the effective time of the AHL Merger; provided, that in the case of any AHL Variable RSU, (A) for purposes of clause (ii) above, the number of AHL Common Shares in respect of such AHL Variable RSU immediately prior to the effective time of the AHL Merger was based on the applicable target level of performance and (B) the HoldCo RSUs will be subject only to the time vesting conditions that applied to the AHL Variable RSU and will vest at the end of the applicable performance period. Each such HoldCo RSU will otherwise be subject to the same terms and conditions as were applicable under the related AHL RSU immediately prior to the effective time of the AHL Merger (including with respect to any dividend equivalents accrued thereunder, any accelerated vesting in connection with a termination of service, and the ability to satisfy any required withholding obligations upon vesting and settlement of such HoldCo RSUs through net settlement); and
•each AHL Fixed RSA granted to a non-employee director of AHL, by virtue of the occurrence of the AHL Merger, and without any action on the part of the holder thereof, vested upon the effective time of the AHL Merger.
In addition, at the AHL Merger Effective Time, each of the issued and outstanding warrants of AHL that was outstanding immediately prior to the effective time of the AHL Merger was exchanged for HoldCo Shares with a fair value measured at the time of the AHL Merger equal to the fair value of such AHL warrant as of immediately prior to the consummation of the AHL Merger calculated using a Black-Scholes valuation.
On March 9, 2021, AGM entered into a binding governance term sheet with its former managing partners pursuant to which it agreed, among other things, to convert its corporate structure to a single class of common stock with one vote per share through a series of transactions (the “Corporate Recapitalization”). The Corporate Recapitalization was implemented in connection with the closing of the mergers and resulted in the recapitalization of AGM from an umbrella partnership C corporation (“Up-C”) structure to a C corporation with a single class of common stock with one vote per share. See footnote 4 for additional information regarding the Corporate Recapitalization.
See Item 2.01 “Completion of Acquisition or Disposition of Assets” in the current report on Form 8-K filed with the SEC by AGM on January 3, 2022 for additional information regarding the Transactions.

2. Basis of Presentation
The pro forma financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with AGM as the accounting acquirer, and is derived from the audited historical financial statements of AGM and AHL.
The pro forma financial information has been prepared by AGM for illustrative and informational purposes only in accordance with Article 11. The pro forma financial information is not necessarily indicative of what AGM’s combined statement of operations or combined statement of financial condition would have been had the Transactions and Adjustments been completed as of the dates indicated or will be for any future periods. The pro forma financial information does not purport to project the future financial position or financial results of operations of AGM following the completion of the Transactions. The pro forma financial information does not include adjustments to reflect any potential revenue synergies or cost savings that may be achievable in connection with the Transactions. The pro forma financial information reflects pro forma adjustments that management believes are necessary to present fairly AGM’s pro forma financial position and results of operations following the consummation of the Transactions as of and for the periods indicated. The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to reflect AGM’s financial condition and results of operations as if the Transactions were consummated as of the dates indicated.
The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible that the application of reasonable judgment could develop different assumptions, resulting in a range of alternative estimates using the same facts and circumstances.
The allocation of the consideration is pending finalization of various estimates, inputs and analyses. Since this pro forma financial information has been prepared based on preliminary estimates of fair values attributable to the mergers, the actual amounts eventually recorded for the acquisition method of accounting, including identifiable intangibles and goodwill, may differ materially from the information presented.
The allocation of AGM’s purchase price to acquire AHL has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of what their respective fair values would be as of the date of the Transactions.
The estimated identifiable finite-lived intangible assets include the Distribution Channels, AHL’s trade name, and internally developed software. The estimated identifiable indefinite-lived intangible asset relates to state insurance licenses acquired, which will not be amortized, but will be subject to periodic impairment testing.

Identifiable finite-lived intangible assets recognized by AGM also include the value of business acquired (“VOBA”), which represents the excess of book value over the estimated fair value of acquired insurance, annuity, and investment type contracts in force at the acquisition date. For certain acquired blocks of business, the estimated fair value of the in-force contract obligations exceeded the book value of assumed in-force insurance policy liabilities, resulting in negative VOBA, which is presented separately from VOBA as an additional insurance liability included within Interest Sensitive Contract Liabilities and Future Policy Benefits. The estimated fair value of the acquired obligations is based on projections, by each block of business, of future policy and contract charges, premiums, mortality and morbidity, surrenders, expenses, investment returns, separate account performance, nonperformance risk adjustment and other factors.
Distribution Channels, VOBA, and other identifiable finite-lived intangible assets are amortized over their estimated useful lives.
Goodwill represents the excess of the estimated purchase price over the estimated fair value of AHL’s assets and liabilities, including the fair value of the estimated identifiable finite- and indefinite-lived intangible assets described above, less any non-controlling interest. Goodwill will not be amortized, but will be subject to periodic impairment testing.
The calculation of goodwill and other identifiable intangible assets could be materially impacted by changing fair value measurements. Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred, but are accounted for as expenses in the period in which the costs are incurred.
The presentations in the pro forma financial information reflect the significant industry diversification of AGM and AHL. AHL operates a retirement services business, and AGM operates an alternative asset management business, each of which possess distinct characteristics. AGM applies a two-tiered approach to present the pro forma financial information. AGM believes that this two-tiered approach provides a more meaningful and informative view of the pro forma financial condition and results of operations than a traditional aggregate presentation. AGM believes that reporting AHL’s retirement services operations separately is appropriate, given, among other factors, the relative significance of AHL’s interest sensitive contract liabilities, which are not guaranteed by AGM. If more traditional presentations were used, AGM would eliminate or combine several identical or similar captions, reducing the transparency and utility of the pro forma financial information. AGM believes that traditional presentations would result in no new line items presented, compared to the two-tier presentation of the pro forma financial information.
AGM historical amounts have been converted from thousands to millions to be in line with AHL’s historical presentation. As a result, rounding differences may exist in the pro forma financial information.
The pro forma financial information reflects preliminary allocations of consolidated VIEs between asset management and retirement services. As a result, funds currently reflected as consolidated VIEs under asset management could ultimately be consolidated under retirement services, or vice versa.

3. Reclassifications and Conforming Accounting Policies
At this time, AGM is not aware of any material differences in accounting policies and financial statement classifications that would have a material impact on the pro forma financial information.
AGM is still in the process of performing a full review of AHL’s accounting policies to determine whether there are material differences that require modification or reclassification of AHL’s revenues, expenses, assets or liabilities to conform to AGM’s accounting policies and classifications. As a result of that review, AGM may identify differences between the accounting policies of AGM and AHL that, when conformed, could have a material impact on the pro forma financial information.

4. Conversion of AOG Units
On December 31, 2021, each of the single outstanding AGM Class B Share and the single outstanding AGM Class C Share was exchanged for 10 AGM Class A Shares, which were subsequently exchanged into 10 HoldCo Shares in the AGM Merger.
On December 31, 2021, in connection with the Corporate Recapitalization, HoldCo and certain other persons entered into an Exchange Implementation Agreement (the “Exchange Implementation Agreement”), with holders of AOG units (other than AHL and AGM). Pursuant to the Exchange Implementation Agreement, such holders sold and transferred a portion of such AOG units to APO Corp., a wholly-owned consolidated subsidiary of AGM, in exchange for an amount equal to $3.66 multiplied by the total number of AOG units held by such holders immediately prior to such transaction. The remainder of the AOG units held by such holders were exchanged for HoldCo Shares concurrently with the consummation of the mergers on January 1, 2022. The total consideration recorded was $570 million, which is payable in thirteen equal installments beginning on January 1, 2022.
The Amended and Restated Tax Receivable Agreement, dated as of May 6, 2013, as amended on September 5, 2019, was not applicable for the AOG unit exchanges described above, but remained in effect for any exchanges occurring prior to January 1, 2022.
Following the closing of the mergers, the AOG units held by subsidiaries of AHL were distributed to HoldCo.
The AOG unit exchanges in connection with the mergers resulted in a step up in tax basis of certain assets that will be recovered as those assets are sold or the basis is amortized, and a remeasurement of deferred taxes for inside basis differences. The estimated net deferred tax liability recorded is $227 million. This amount was generated by (1) a remeasurement of our net deferred tax liabilities for the additional interest acquired in the Apollo Operating Group as of December 31, 2021 of $361 million and (2) a step up in tax basis of $134 million.

5. Calculation of Preliminary Estimated Purchase Price
The all-stock transaction implies a total equity value of approximately $22,552 million for AHL.
The preliminary merger consideration is approximately $13,050 million, based on the closing price of AGM Class A Shares of $72.43 on December 31, 2021. The total preliminary merger consideration and total AHL equity value might change based upon changes in the fair value of AHL Options and RSUs, and the fair value of non-controlling interest at the closing of the mergers. The preliminary merger consideration is as follows:

(in millions, except share price data and exchange ratio)
AHL Common Shares purchased	138	(1)
Exchange ratio	1.149
Shares of common stock issued in exchange	158
AGM Class A Shares closing price			$72.43	(2)
Total preliminary merger consideration paid at closing			$11,455
Fair value of estimated RSUs, options and warrants assumed. other equity consideration, and settlement of pre-existing relationships between AHL and AGM			1,595
Total preliminary merger consideration			$13,050
Fair value of AHL Shares previously held (55 million shares) and other adjustments			4,560	(3)(4)
Total AHL equity value held by AGM			$17,610
Non-controlling interest			4,942
Total AHL equity value			$22,552
(1)Based on 138 million shares of AHL common stock issued and outstanding as of December 31, 2021 (exclusive of 55 million shares previously purchased by AGM).
(2)Based on the closing price of AGM Class A Shares on the NYSE on December 31, 2021.
(3)Based on the closing price of AHL Shares on the NYSE on December 31, 2021.
(4)Other adjustments includes pushdown of goodwill arising out of deferred tax liabilities associated with identifiable net assets of Athene.

6. Preliminary Fair Value Estimate of Assets to Be Acquired and Liabilities to Be Assumed
The table below represents an initial allocation of the preliminary consideration to AHL’s tangible and intangible assets to be acquired and liabilities to be assumed based on AGM’s preliminary estimate of their respective fair values as of December 31, 2021:

(in millions)	Fair Value and Goodwill Calculation
Preliminary estimated consideration		$13,050
Fair value of previously held equity interest and other adjustments		4,560
Total AHL Value to be Held by AGM		17,610

Total Value to Allocate
Investments	175,987
Cash and cash equivalents	9,479
Restricted cash	796
Investment in related parties	33,801
Accrued investment income	968
Reinsurance recoverable	4,977
Deferred acquisition costs, deferred sales inducements, and value of business acquired	4,547
Assets of consolidated variable interest entities	3,629
Other assets	4,819
Estimated fair value of total assets acquired (excluding goodwill)	239,003

Interest sensitive contract liabilities	160,248
Future policy benefits	47,130
Other policy claims and benefits	138
Dividends payable to policyholders	101
Long-term debt	3,295
Derivative liabilities	472
Payables for collateral on derivatives and securities to repurchase	7,044
Funds withheld liability	439
Liabilities of consolidated variable interest entities	461
Other liabilities	1,293
Estimated fair value of total liabilities assumed	220,621
Non-controlling interest	4,942
Estimated fair value of net assets acquired, excluding goodwill		13,440
Goodwill attributable to AHL		$4,170
Upon completion of a formal valuation study, the estimated fair value of the assets and liabilities will be updated, including the estimated fair value and useful lives of the identifiable intangible assets and allocation of the excess purchase price to goodwill. The calculation of goodwill, non-controlling interests, and other identified intangible assets could be materially impacted by changing fair value measurements.
7. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Condition
Explanations of the adjustments to the unaudited pro forma condensed combined statement of financial condition are as follows:
(A)To reflect the estimated fair value of acquired investments that were previously not carried at fair value, adjustments to credit loss allowances, and adjustments to investment funds that were previously reported on a lag.
(B)Represents the removal of unamortized historical deferred policy acquisition costs (“DAC”), deferred sales inducements (“DSI”) and VOBA, and the establishment of VOBA based on the preliminary fair value.
(C)Represents the preliminary amount assigned to new intangible assets of $2,056 million which includes distribution channels, trade name, and state insurance licenses, offset by the removal of related historical intangible assets of $34 million, and deferred tax asset adjustments of $1,846 million to other assets.

(D)Represents the adjustment to estimated fair value of reserves of $11,517 million, offset by the removal of historically established negative VOBA, unearned revenue reserve, and deferred reinsurance gains of $3,326 million.
(E)Represents the adjustment to estimated fair value of long-term debt.
(F)Represents the adjustment to record a $380 million reclassification of historical deferred tax liabilities to a deferred tax asset.
(G)Represents the adjustment to fair value for non-controlling interests.
(H)Represents the following:
1.Removal of historical equity and the establishment of the purchase price consideration;
2.Reduction of retained earnings to reflect $7 million in new allowances for expected credit losses, $13 million accrued as of the balance sheet date for transaction expenses, and increase to retained earnings of $497 million related to addition of AGM’s historical outside basis in AHL; and
3.Removal of $750 million in dividend payable which upon consummation of the merger became intercompany payable.
(I)Represents the elimination of AGM’s investment in AHL of $4,560 million and AHL’s investment in AOG units of $2,112 million.
(J)Represents the effective settlement of intercompany receivable/ payable of $120 million.
(K)Reflects the reclassification of AGM Preferred Shares and AHL Preferred Shares of $554 million and $2,666 million, respectively, to non-controlling interests as the preferred shares of stockholders and shareholders’ interests remain outstanding at each of AGM and AHL, respectively.
(L)Represents an adjustment to deferred tax for AHL’s investment in the Apollo Operating Group. The adjustment to the deferred tax is due to changes in the valuation of the investment in the unaudited pro forma condensed combined statement of financial condition.
(M)Consolidation of additional investment funds managed by subsidiaries of AGM, and related eliminations, due to AGM and AHL’s combined interests in those funds and the reclassification of assets and liabilities related to historically consolidated variable interest entities into assets and liabilities of consolidated variable interest entities. The total assets and liabilities of additional consolidated variable interest entities of AHL were $1,481 million and $1,089 million, respectively.
(N)Represents the deferred tax remeasurement for AHL's interest in the Apollo Operating Group upon the mergers. The deferred tax recorded may differ from pro forma results due to changes in AHL's outside basis difference in AOG units and the Apollo Operating Group’s inside basis differences that will exist upon closing of the mergers.
(O)To reflect goodwill representing the excess of the preliminary merger consideration and fair value of AGM’s previously held equity interest in AHL over the preliminary fair value of assets acquired and liabilities assumed. Goodwill is not expected to be deductible for U.S. federal income tax purposes.

8. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
Explanations of the adjustments to the unaudited pro forma condensed combined statements of operations are as follows:
(A)Represents primarily the adjustment to record the GAAP elimination, in the consolidation of the AGM and AHL statements of operations, of $559 million of management fees revenue, which AGM currently receives pursuant to existing agreements for providing a full-suite of services to AHL, and $4 million of incentive fee revenue, for the year ended December 31, 2021. Following completion of the Transactions these contracts remain in place and will continue in place and HoldCo’s management team will continue to consider the related impacts when evaluating the performance of each line of business. Accordingly, after the completion of the Transactions, HoldCo’s businesses and non-GAAP financial measures will reflect the management fees under these contracts.
(B)Represents the following:

1.Elimination, in the consolidation of the AGM and AHL statements of operations, of management fees expense and incentive fees of $563 million for the year ended December 31, 2021 - refer to (A) above; and
2.Elimination, in the consolidation of the AGM and AHL statements of operations, of investment gains related to AHL’s investment in AOG units of $864 million for the year ended December 31, 2021.
(C)Represents the elimination of mark-to-market (gains) losses related to AGM’s investment in AHL.
(D)Reflects income tax expense, at the U.S. federal statutory income tax rate of 21%, on AHL’s income before income taxes, including pro forma adjustments relating to the mergers, in accordance with Article 11. The effective tax rate on AHL’s income before income taxes in the period presented was, and following the close of the mergers may be, lower than the U.S. federal statutory income tax rate.
(E)Represents the following:
1.Reclassification of $2,012 million of income attributable to AOG unitholders following the exchange of the AOG units to AGM Class A Shares at the closing of the mergers for the year ended December 31, 2021; and
2.$326 million income attributable to non-controlling interests due to the consolidation of additional investment funds managed by subsidiaries of AGM due to AGM and AHL’s combined interests in those funds for the year ended December 31, 2021.
3.Reclassification of preferred stock dividends to income attributable to non-controlling interests.
(F)Represents the adjustment primarily for less accretion of discounts on available-for-sale (“AFS”) securities and mortgage loans, resulting from adjustment to book value of AFS securities and fair value for mortgage loans.
(G)Represents the revised amortization on the adjustment of the reserves to fair value, offset by the removal of historical amortization of negative VOBA, unearned revenue reserves, and deferred reinsurance gains.
(H)Represents the removal of historical DAC, DSI, and VOBA amortization, offset by the amortization related to the newly established VOBA assets. Subsequent to the mergers, the expected amortization expense relating to the preliminary fair value of AHL’s VOBA asset is reflected in the table below:

	Estimated fair value (in millions)	Amortization Expense (in millions)
		For the year ended December 31, 2021
VOBA Asset	$4,547	$489
(I)Represents the following:
1.Adjustment on the debt amortization to reflect the premium established at acquisition, offset by removal of the historical accretion of discounts.
2.Amortization of newly established intangible assets. Subsequent to the mergers, the expected amortization expense relating to the preliminary fair value of the acquired intangible assets (excluding goodwill and VOBA) is reflected in the table below:

	Estimated fair value (in millions)	Estimated average useful life (in years)	Amortization Expense (in millions)
			For the year ended December 31, 2021
Distribution Channels	$1,870	18	$104
Trade Name	160	20	8
State Insurance Licenses	26	Indefinite	—
Total	$2,056		$112
-
(J)Reflects the impact of the estimated additional non-recurring transaction costs of $13 million for the year ended December 31, 2021. Transaction costs are expensed as incurred.
(K)Reflects the impacts of pro-forma income adjustments on non-controlling interest.
(L)Consolidation of additional investment funds managed by subsidiaries of AGM, and related eliminations, due to AGM and AHL’s combined interests in those funds and the reclassification of revenue and expenses related to historically consolidated variable interest entities into net gains from investment activities of consolidated variable interest entities. The consolidation by AHL of additional funds managed by subsidiaries of AGM resulted in

$82 million of net gains from investment activities of consolidated variable interest entities for the year ended December 31, 2021.
(M)Adjustments to recalculate the Pro Forma Earnings Per Share:

(in millions, except per share data)	For the year ended December 31, 2021
Net Income attributable to AGM common stockholders	$4,244
Dividends declared on common stock	(500)
Dividends on participating securities	(17)
Earnings allocable to participating securities	(86)
Undistributed income attributable to common stockholders: Basic	$3,641
Dilutive effect on distributable income attributable to potential common shares	—
Undistributed income (loss) attributable to Class A Common Stockholders: Diluted	$3,641

Common stock outstanding: Basic and Diluted:
Shares of common stock exchanged for AGM Class A Common Stock outstanding	264.1
Shares of common stock issued as part of AOG Conversion(1)	155.6
Shares of common stock issued as part of merger consideration(2)	166.4
Total shares of common stock outstanding: Basic and Diluted	586.1

Net Income per share of common stock: Basic and Diluted
Distributed Income	$0.85
Undistributed Income	6.21
Net Income per share of common stock: Basic and Diluted	$7.06
(1) Represents AOG units held by AP Professional Holdings, L.P. that were exchanged for HoldCo Shares as part of the conversion of AOG units described in Footnote 4, and does not include the 29 million AOG units owned by AHL. Refer to Footnote 4 for further details regarding the conversion of AOG units.
(2) Represents primarily 158 million HoldCo Shares issued in exchange for AHL Common Shares as part of the mergers (exclusive of 55 million shares previously purchased by AGM) and 8 million additional HoldCo shares issued as other equity consideration. Refer to Footnote 5 for further details regarding the calculation of preliminary estimated purchase price consideration.